                       AGREEMENT

This agreement entered into the fifth day of July, 1999, by and between Nutri Pharmaceuticals, Inc. (hereinafter referred to as "NPI") and Nova Pharmaceutical Inc. (hereinafter referred to as "Nova").

                                RECITALS

Whereas, NPI manufactures certain quality nutrient and vitamin products.

Whereas, Nova obtained a contract with Gold's Gym International, Inc. (hereinafter referred to as "Gold's Gym") granting Nova the exclusive license to manufacture, distribute and sell products using the Gold's Gym trademark and logos along with the exclusive right to sell products to franchisees of Gold's Gym, as well as other wholesale and retail venues. A true and correct copy of the contract between Gold's Gym and Nova is attached hereto and incorporated herein by this reference as Exhibit A.

Whereas NPI and Nova are desirous of entering into an agreement whereby NPI will exclusively manufacture all of the products which are to be distributed in accordance with the contract between Nova and Gold's Gym in exchange for certain favorable financing terms.

NOW THEREFORE, in consideration as set forth below, the parties hereby enter into the following agreement for the manufacture of all products desired or required under the contract between Nova and Gold's Gym.

1. NPI shall have the exclusive right to manufacture all products desired or required under the contract between Nova and Gold's Gym, NPI's exclusive right to manufacture shall continue for as long as Nova has a contractual relationship with Gold's Gym granting Nova the opportunity to manufacture or subcontract for the manufacturing of nutrient and vitamin products. NPI's exclusive right shall furthermore extend to all successor contracts vis-.-vis the parties and shall not be limited to any particular product line.

2. Nova shall pay NPI for all products in relation to this agreement within sixty (60) days of NPI's transmittal of products. The parties recognize and agree that they are favorable financing terms.

3. The parties shall, in good faith, agree upon a price list for all products required under the terms of this agreement. Said price list shall be subject to modification for the following reasons:

a) Modification of products required in accordance with Nova's agreement with Gold's Gym.

b) The cost and availability of raw materials.

c) The cost and availability of packaging materials.

d) Nova reserves the right to verify the costs and availability of raw materials.

4. NPI shall also produce all necessary products for exhibition at Gold's Gym's public relations conference to be held in Las Vegas, Nevada from July 26, 1999, through July 30, 1999.

5. NPI shall disclose the product content as required by existing federal, state and local laws. Although NPI shall provide Nova with the makeup of each particular product, NPI is not required to divulge any trade secrets, including percentages of raw materials within any given product, to Nova or any other party.

6.	NPI shall develop and administer a tracking system for products which meets or exceeds generally accepted record-keeping practices.

7.	This agreement may only be terminated for the following
reasons, and under any circumstances performance may not be terminated prior to written notification of the following circumstance followed by a thirty (30) day period within which to cure said circumstance:

a) Any failure of Nova to satisfy any financial obligation NPI;

b) Independent evidence of sub-potent product by an independent assay exceeding a standard deviation of five percent (5%);

c) Modification of the formula of any product without prior notice by NPI;

d) Repeated and consistent failure of NPI to met deadlines;

e) Repeated and consistent failure of NPI to have the capacity to satisfy orders;

f) NPI fails to maintain minimum product liability insurance of $1,000,000 with $10,000,000 excess liability and fails to name Nova as an additional insured party; or

g) NPI shall have the right to terminate its obligation under this agreement in the event that Nova unreasonably withholds consent or communication regarding any matter hereunder.

8.	The terms of this agreement shall be binding on all heirs,
assigns, and legal representatives of the parties hereto.

9.	This agreement constitutes the entire agreement between the
parties and any modifications to this agreement shall be in writing executed by both parties.

10.	Each of the provisions of this agreement shall be deemed
independent and severable, and the invalidity or partial invalidity of any provision or portion thereof shall not affect the validity or enforceability of any other provision.

11.	In the event that there is any dispute as to the interpretation or performance of this agreement, the prevailing party to such dispute shall be entitled to its actual attorney's fees and costs in relation thereto.

12.	The undersigned are vested with the right power and authority to bind the parties to this agreement.

Dated this fifth day of July 1999.



NPI                                       Nova Pharmaceutical Inc.



_______________________________     _______________________________
By:                                      By:
Its:                                     Its:

                      CONTINUING GUARANTY

For Valuable Consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned, for themselves, their heirs, executors, personal representatives, successors and assigns (individually called "Guarantor" and collectively called "Guarantors") jointly and severally and in solido, hereby unconditionally guarantee to

____________________________________________________________________
Nutri Pharmaceutical, Inc.

Its successor, endorses and assigns, (collectively called "NPI") that

_____________________________________________________________________
Nova Pharmaceutical Inc

_____________________________________________________________________

("Nova"), whose address is 31712 Casino Drive, Lake Elsinore, California 92530 shall promptly and fully perform, pay and discharge all of its present and future liabilities, obligations and indebtedness to NPI, whether direct or indirect, joint or several, absolute or contingent secured or unsecured, matured or unmatured, and whether originally contracted with or otherwise acquired by NPI (all of which liabilities, obligations and indebtedness are herein individually and collectively called the "Indebtedness"). This Guaranty is an absolute and unconditional guarantee of payment and not of collectibility. The liability of each Guarantor hereunder is not conditional or contingent upon the genuineness, validity, sufficiency or enforceability of the Indebtedness or any instruments, agreement or chattel paper related thereto (collectively called "Agreements") or any security or collateral therefore (collectively called "Security") or the pursuit by NPI of any rights or remedies which it now has or may hereafter have. If Nova fails to pay the indebtedness promptly as the same becomes due, or otherwise fails to perform any obligation under any of the Agreements, each Guarantor agrees to pay on demand the entire Indebtedness and all losses, costs, attorneys' fees and expenses which may be suffered by NPI by reason of the Nova's default or the default of any Guarantor hereunder, and agrees to be bound by and to pay on demand any deficiency established by the sale of any of the Agreements or Security, all without relief from valuation and appraisement laws and without requiring NPI to (I) proceed against Nova by suit or otherwise, (ii) foreclose, proceed against, liquidate or exhaust any of the Agreements or Security, (iii) exercise, pursue or enforce any right or remedy NPI may have against Nova, any co-Guarantor (whether hereunder or under a separate instrument) or any other party. Each Guarantor agrees that: this Guaranty shall not be discharged or affected by any circumstances which constitute a legal or equitable discharge of a Guarantor or surety, or by the death of any Guarantor; the record of NPI shall be received as conclusive evidence of the amount of the Indebtedness at any time owing; one or more successive or concurrent status suits may be brought and maintained against any or all of the Guarantors, at the option of NPI, with or without joinder of the Nova or any of the other Guarantors as parties thereto; such Guarantor will not avail itself of any defense whatsoever which Nova may have against NPI, other than full payment of the Indebtedness; and such Guarantor will not seek a change of venue from any jurisdiction or court in which any action, proceeding or litigation is commenced.

Each guarantor hereby waives notice of any adverse change in Nova's condition or of any other fact which might materially increase such guarantor's risk, whether or not NPI has knowledge of the same. Each guarantor also hereby waives any claim, right or remedy which such guarantor may not have or hereafter acquire against the company that arises hereunder and/or from the performance by any guarantor hereunder including, without limitation, any claim, remedy of NPI against Nova or any security which NPI now has or hereafter acquires, whether or not such claim, right or remedy arises inequity, under contract, by stature, under common law or otherwise.

No termination hereof shall be effective until the Guarantors deliver to NPI a written notice signed by them electing not to guarantee any new extension of credit that may be granted by NPI to the company after its receipt of such notice, but such notice shall not affect the obligations of the guarantors hereunder as to any and all Indebtedness existing at the time such notice is received. Each Guarantor hereby waives (i) notice of acceptance hereof and notice of extensions of credit given by NPI to Nova from time to time, (ii) presentment, demand, protest, and notice of non-payment or protest as to any note or other evidence of indebtedness signed, accepted, endorsed or assigned to NPI by Nova, (iii) all exemptions and homestead laws, (iv) any other demands and notices required by law; and (v) any right to trial by jury. NPI may at any time and from time to time, without notice to or the consent of any Guarantor, and without affecting or impairing the obligation of any Guarantor hereunder; (a) renew, extend or refinance any part of all the Indebtedness of Nova or any Indebtedness of its customers, or any of co-Guarantor (whether hereunder or under a separate instrument or) or any other party; (b) accept partial payment of the Indebtedness and apply such payments to any part of the Indebtedness; (c) settle, release (by operation of law or otherwise), compound compromise, collect or liquidate, in any manner, any of the Indebtedness, any Security, or any Indebtedness of any co-Guarantor (whether hereunder or under a separate instrument) or any other party;
(d) consent to the transfer of any Security; (e) bid and purchase at any sale of any of the Agreements or Security; and (f) exercise any and all rights and remedies available to NPI by law or agreement even if the exercise thereof may affect, modify or eliminate any rights or remedies which a Guarantor may have against Nova. Each Guarantor shall continue to be liable under this Guaranty, the provisions hereof shall remain in full force and effect and NPI shall not be estopped from exercising any rights hereunder, notwithstanding (i) NPI waiver of or failure to enforce any of the terms or conditions contained in any of the Agreement; (ii) any release of, or failure on the part of NPI to perfect any security interest in or foreclose, proceed against, or exhaust, any Security; or (iii) NPI failure to take new, additional or substitute security or collateral for the Indebtedness.

Each Guarantor agrees that NPI may bring any legal proceedings it deems necessary to enforce any or all of such Guarantor's obligations hereunder in the state of Nevada; and service of process may be made upon such Guarantor by mailing a copy of the summons to such Guarantor or at its address last known to NPI. All rights and remedies of NPI are cumulative and not alternative. Each provision of its Guaranty is intended to be severable. Any term or provision hereof declared to be contrary to, prohibited by or invalid under applicable laws or regulations shall be inapplicable and deemed omitted hereof, but shall not invalidate the remaining terms and provision hereof.

IN WITNESS WHEREOF, the Guarantors have executed this Guaranty on July
5, 1999.





____________________________
Ralph W. Mann
Social Security No.:  ###-##-####